Exhibit 10.3

PLAINS EXPLORATION & PRODUCTION COMPANY

LONG-TERM RETENTION AND DEFERRAL AGREEMENT

THIS AGREEMENT (“Agreement”) is made by and between Plains Exploration & Production Company (the “Company”) and James C. Flores (“Executive”) effective this              day of                     , 2005 pursuant to the terms of the Plains Exploration & Production Company Executives’ Long-Term Retention and Deferred Compensation Arrangement (the “Plan”) and the Plains Exploration & Production Company 2004 Stock Incentive Plan as amended from time to time, or any successor plan (the “2004 Stock Plan”), which are incorporated herein by reference. Terms used but not defined herein have the meanings assigned to them in the Plan.

WHEREAS, effective as of June 9, 2004, Executive received an award of five hundred thousand (500,000) Restricted Stock Units (the “2004 Award”);

NOW THEREFORE, the parties agree as follows:

1.      As of the last day of the calendar quarter in which Executive becomes fully Vested in the 2004 Award, Executive shall have credited to his Account under the Plan two hundred thousand (200,000) Restricted Stock Units subject to the terms of the Plan and the 2004 Plan (the “Initial Credit Date”). Additional Awards of two hundred thousand (200,000) Restricted Stock Units shall be credited to Executive’s Account on the first and each succeeding anniversary dates of the Initial Credit Date (each, an “Annual Credit Date”) for a total of nine (9) Annual Credit Dates; provided, however, that the number of Restricted Stock Units Executive shall be entitled to have credited to his Account on each Annual Credit Date shall increase to three hundred thousand (300,000) effective as of the first Annual Credit Date immediately following the date that the closing price per share of the Company’s common stock equals or exceeds $75.84 on any ten out of twenty consecutive trading days on the New York Stock Exchange or such other exchange or market on which the shares primarily trade. The Restricted Stock Units awarded or to be awarded to Executive pursuant to this Paragraph 1 are herein referred to as the “Long-Term Retention Award.” Awards hereunder shall be made under the Company’s 2004 Stock Plan or, if sufficient shares of Common Stock are not available under such plan, such other plan or plans that the Company hereby agrees to adopt and to make all required filings, obtain all approvals and take all other required regulatory actions, as soon as administratively feasible, in order to make the foregoing awards or the economic equivalent thereto.

2.      The Restricted Stock Units credited to Executive’s Account on the Initial Credit Date and on each of the next four Annual Credit Dates pursuant to Paragraph 1 above shall become Vested in full at 11:59 p.m. on the fifth (5th) anniversary of the Initial Credit Date and on the fifth anniversaries of each of the next four Annual Credit Dates respectively. The Restricted Stock Units credited to Executive’s Account on the fifth (5th), sixth (6th), seventh (7th), eighth (8th) and ninth (9th) Annual Credit Dates shall become Vested in full on the fifth (5th), fourth (4th), third (3rd), second (2nd) and first (1st) anniversaries of each such Annual Credit Date, respectively. Each such Vesting date referred to in this Paragraph 2 is herein referred to as a “Retention Award Vesting Date.” Except as set forth in this Agreement, the Plan or the 2004

Stock Plan, Executive must be an employee of the Company (or any parent or subsidiary) on a Retention Award Vesting Date for the applicable Restricted Stock Units to become Vested.

3.       Except as set forth in Section 4 below, if Executive ceases to be employed by the Company (or any parent or subsidiary) for any reason at any time prior to the Initial Credit Date, any Annual Credit Date or the applicable Retention Award Vesting Date, no further credits shall be made to Executive’s Account and any unvested Restricted Stock Units shall be automatically forfeited upon such cessation of employment.

4.      In the event of a Change of Control, Executive’s death or Disability, or termination of employment without Cause or for Good Reason, both as defined under Executive’s employment agreement with the Company dated as of June 9, 2004, the entire amount of the Long-Term Retention Award not yet credited to Executive’s Account shall be immediately credited to Executive’s Account and shall be fully Vested.

5.      Absent a Deferral Election or Payment Date change by Executive to a later date or dates, the Payment Date with respect to the portion of Executive’s Account applicable to the Vested Restricted Stock Units granted pursuant to this Agreement shall be the earlier of:

(i)	the tenth anniversary of the Initial Credit Date;

(ii)	death of the Executive;

(iii)	Disability of the Executive;

(iv)	six months (or such shorter period as may be permitted pursuant to regulations or interpretations of Section 409A of the Code) following the date of Executive’s separation from service with the Company following a termination without Cause or for Good Reason; or

(v)	occurrence of an unforeseeable emergency (within the meaning of Section 409A of the Code).

6.      Executive may make a Deferral Election according to the terms of the Plan with respect to all or any portion of the Restricted Stock Units to be credited to Executive’s Account on any Annual Credit Date provided that such election is made in the calendar year prior to the applicable Annual Credit Date. Executive may elect to change the applicable Payment Date in accordance with the terms of section 3.7(b) of the Plan.

7.      Subject to the provisions of section 3.10 of the Plan, Restricted Stock Units shall be credited to Executive’s Account pursuant to the terms of the 2004 Stock Plan. If, for any reason, Restricted Stock Units may not be credited to Executive’s Account pursuant to the 2004 Stock Plan or any successor plan of the Company as of the Initial Credit or any Annual Credit Date, an amount of cash equal to the Fair Market Value of the Restricted Stock Units shall be credited to Executive’s Account as of such date pursuant to the provisions of section 3.10 of the Plan.

8.      In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of Restricted Stock Units credited and to be credited to Executive’s Account under this Long-Term Retention Award shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Company shall make appropriate adjustments to the number of Restricted Stock Units credited and to be credited to Executive’s Account to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Company shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.

9.      Tax withholding shall be made in accordance with the terms of the Plan.

IN WITNESS WHEREOF, the parties hereto have signed this to be effective as of the last date of signature.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date:______________________	By:_____________________________________
Name:___________________________________
Title:____________________________________

Date:______________________	By:______________________________________
Name:____________________________________
Title:_____________________________________

EXECUTIVE
Date:______________________	_________________________________________

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